SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                              Form 8-K



                             CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): April 23, 1996


                            SAGE RESOURCES, INC.
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           (Exact name of registrant as specified in its charter)


          Colorado                  33-32341-D                84-1127336
- ---------------------------  -----------------------    --------------------
(State or other jurisdiction (Commission File Number)   (IRS Employer ID No.)
     of incorporation)



            10 Exchange Place, Suite 309, Salt Lake City, Utah 84111
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                  (Address of principal executive office)



   Registrant's telephone number, including area code:(801) 364-3500



                                  N/A
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   (Former name or former address, if changed since last report)

   ITEM 1. CHANGE IN CONTROL OF REGISTRANT


     On April 23, 1996, Ken Wolf, a principal shareholder of Sage Resources, Inc., a Colorado corporation, (the "Company") entered into a stock purchase agreement ("Purchase Agreement") and voting trust agreement ("Voting Agreement") with Exchange Place Capital Partners, LLC, a Utah limited liability company ("Exchange Place"). Pursuant to the terms of the Purchase Agreements, Mr. Wolf agreed to sell to Exchange Place, seventeen thousand shares (17,000) of the Company's common stock for a purchase price of one hundred thousand dollars ($100,000). The funds used to purchase the stock was that of members of Exchange Place who will be repaid such funds by Exchange Place. No time frame has been set for the repayment of the funds nor is any interest being charged. The Purchase Agreement also required the board of directors of the Company on the date of the Purchase Agreement to resign and a new board to be inserted. Additionally, under the terms of the Voting Agreement, the seventeen thousand shares (17,000) purchased along with an additional fifteen thousand shares (15,000) of Mr. Wolf were to be placed in a voting trust with Dean Becker, attorney at law, and officer of Exchange Place, to vote the shares at his discretion. As there are only 60,000 shares outstanding on the date of the Voting Agreement, it effectively gave Mr. Becker over 51% of the voting control of the Company. Although not officers or directors, Exchange Place with their voting power, should be considered to be in control of the Company. Exchange Place is controlled by Adrian Wilson. Exchange Place specializes in mergers and acquisitions and locating business or business opportunities for companies. The Company and Exchange Place intend to enter into a consulting contract whereby Exchange Place will provide certain consulting work in exchange for compensation of $110,000 cash and option to purchase up to 140,000 shares of common stock at an exercise price of $0.001 per share. Giving Exchage Place relationship to the Company and Board of Directors, the consulting contract should not be considered arm's length.

  On April 23, 1996, Kenneth J. Wolf, Stephen P. Herrera, and Jamie M. Williams, the existing board of directors of the Company, resigned from their positions as directors and officers of the Company and appointed Jonathan Winters and Lisa A. Valerio, nominees of Exchange Place, to the board of directors. None of the former directors of the Company have indicated to the Company that they had any disputes with it. Mr. Winters was also appointed the president of the Company. The following is a brief biography of the new board of directors:

  Jonathan Winters, age 35, has been a manager of Costco Wholesale, Inc. since 1985. Mr. Winters also is the co-founder of a fishing lure business headquartered in Salt Lake City, Utah. Mr. Winters graduated from the University of Utah with a Bachelor of Science Degree.

   Lisa A. Valerio, age 27, has been a full time employee of Phillips 66 Co., a major petroleum refiner and distributor, for the past five years. Ms. Valerio has worked in the finance department of Phillips 66, the human resource department and currently holds the position of rail coordinator where she has responsibility for transportation of oil products over the rail system.


  ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS


  c.  Exhibits

  Exhibit No.   SEC Exhibit No.  Title of Exhibit                      Page
  -----------   ---------------  ----------------                      ----
  99.01               99         Stock Purchase Agreement
                                 between Ken Wolf and Exchange Place     *

  99.02               99         Voting Trust Agreement
                                 between Ken Wolf, Exchange Place
                                 and Dean Becker                         *

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

  Sage Resources, Inc.

  Date: June 10, 1996               By: /s/ Jonathan Winters, President
                                    -----------------------------------
                                        Jonathan Winters, President